UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

July 11, 2007 (July 11, 2007)

BOSTON COMMUNICATIONS GROUP, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	0-28432	04-3026859
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Middlesex Turnpike

Bedford, MA 01730

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (781) 904-5000

N/A

(Former name or former address, if changed since last report)

Check the appropriate box if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)).

Item 1.01	Entry into a Material Definitive Agreement.

On July 11, 2007, Megasoft Limited (“Parent”), Tea Party Acquisition Corp., a wholly-owned subsidiary of Parent (“Purchaser”), and Boston Communications Group, Inc. (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”). Under the Merger Agreement, Purchaser will commence a tender offer (the “Offer”) to purchase all of the outstanding shares of the Company’s common stock, par value $0.01 per share (the “Common Stock”), including the associated rights to purchase Series A Junior Participating Preferred Stock, par value $0.01 per share, of the Company (the “Rights”), issued pursuant to the rights agreement (the “Rights Agreement”), dated as of September 6, 2005, between the Company and EquiServe Trust Company, N.A., as rights agent (the “Rights Agent”) (such Common Stock, together with the associated Rights, the “Shares”). The purchase price in the Offer will be $3.60 per Share in cash (the “Offer Price”). Upon consummation of the Offer, Purchaser will be merged with and into the Company (the “Merger”), with each outstanding Share (other than Shares owned by Purchaser or Parent or held in the Company’s treasury and shares as to which appraisal rights have been properly exercised and not withdrawn in accordance with the applicable provisions of the Massachusetts Business Corporation Act) being converted into the right to receive the Offer Price in cash, and the Company surviving the Merger as a wholly owned subsidiary of Parent.

The Company has granted Purchaser an irrevocable “top up” option to purchase a number of newly issued shares (the “Top Up Shares”) from the Company’s available authorized but unissued shares that, when added to the shares tendered and accepted by Purchaser in the Offer, equals 90% of the Company’s then outstanding Shares. Completion of the Offer is subject to a minimum of approximately 83% of the Company’s Shares being tendered in the Offer, subject to Parent’s right under the Merger Agreement to reduce this minimum condition. The Offer is also subject to other customary closing conditions. Purchaser will commence the Offer on or before August 1, 2007. The Offer will expire on the 20th business day following the commencement date, unless extended in accordance with the terms of the agreement and applicable rules of the Securities and Exchange Commission (the “SEC”), but in no event beyond the 60th business day following the commencement date.

If, upon completion of the Offer, Parent owns more than 90% of the Shares (including any Top Up Shares), Parent will effect the Merger by means of a “short form” merger which does not require Company shareholder approval. If, upon completion of the Offer, Parent owns less than 90% of the outstanding shares (including any Top Up Shares), the Merger will be effected by means of a “long form” merger requiring the Company to prepare and distribute a proxy statement and hold a special shareholder meeting to obtain shareholder approval of the Merger.

The Merger Agreement grants both Parent and the Company certain termination rights and provides that, if the Merger Agreement is terminated under specified circumstances, the Company may be required to pay Parent a termination fee of approximately $1.97 million and, under other specified circumstances, Parent may be required to pay the Company a termination fee of approximately $1.97 million. In addition, the Company may also be required to reimburse Parent for up to $1.25 million in expenses under specified circumstances. The Merger Agreement further provides that, subject to compliance with applicable law, upon acceptance for payment for Shares by Purchaser to consummate the Offer, Parent shall be entitled to obtain representation on the Company’s board of directors proportional to Purchaser’s ownership of Shares.

The board of directors of both Parent and the Company have approved the agreement and the board of directors of the Company unanimously recommends that Company shareholders tender their shares in the Offer. Certain directors and executive officers of the Company have agreed to tender their shares in the Offer.

Additional Information

The tender offer described in this announcement has not yet been commenced. The information set forth above about the tender offer is for informational purposes only and is neither an offer to purchase nor a solicitation of an offer to sell shares of the Company. At the time the tender offer is commenced, Purchaser intends to file with the SEC a Tender Offer Statement on Schedule TO containing an offer to purchase, forms of letters of transmittal and other documents relating to the tender offer, and the Company intends to file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 with respect to the tender offer. In connection with the proposed Merger, the Company expects to file with the SEC a proxy statement, if required by law. These documents will contain important terms and information about the tender offer and the merger and shareholders are urged to read them carefully before deciding whether to tender shares in the offer. The Company and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of tenders or proxies from shareholders. Information concerning the interests of the Company’s participants in the solicitation is set forth in the Company’s most recent proxy statement and other public filings with the SEC, and will be set forth in the Company’s Schedule 14D-9. Information concerning the participants’ interests will also be set forth in the Company’s proxy statement relating to the Merger, if a proxy statement is required to be filed in connection with the Merger.

Investors will be able to obtain without charge a copy of these documents and other documents filed with the SEC on the SEC’s website at www.sec.gov. In addition, investors will be able to obtain a free copy of these documents, once filed with the SEC, by contacting the information agent for the tender offer to be identified in the tender offer documents. Also, free copies of the documents filed by the Company can be obtained by contacting Boston Communications Group, Inc., Attn: Investor Relations, 55 Middlesex Turnpike, Bedford, MA 01730.

Item 3.03	Material Modification to Rights of Security Holders.

The Company and the Rights Agent entered into Amendment No. 1 to Rights Agreement, dated July 10, 2007 (the “Amendment”). The Amendment amends the Rights Agreement to render the Rights inapplicable to the Offer, the Merger, the Merger Agreement and the transactions contemplated thereby.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

In connection with the transactions contemplated by the Merger Agreement, on July 10, 2007, the Compensation Committee of the Board of Directors of the Company approved the following transaction bonus awards to be paid to certain executive officers of the Company upon consummation of the Merger (the “Transaction Bonuses”). The table below sets forth the Transaction Bonuses payable to the Company’s “named executive officers” as defined by applicable SEC rules and regulations.

Named Executive Officer	Amount ($)
Timothy M. Donovan	200,000.00
Vice President and General Counsel
Ersin Galioglu	50,000.00
Chief Operating Officer
Joseph Mullaney	200,000.00
Acting Chief Executive Officer and Chief Financial Officer

Item 8.01	Other Events.

On July 11, 2007, Parent, Purchaser and the Company issued a joint press release announcing the execution of the Merger Agreement. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

See Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 11, 2007	BOSTON COMMUNICATIONS GROUP, INC.

	By:	/s/ Joseph Mullaney
Joseph Mullaney
Acting Chief Executive Officer and Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
99.1	Joint Press Release issued by Megasoft Limited and Boston Communications Group, Inc. on July 11, 2007 announcing the execution of the Agreement and Plan of Merger, dated July 11, 2007 by and among Megasoft Limited, Tea Party Acquisition Corp. and Boston Communications Group, Inc.